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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 31, 2010, except for note 20 regarding supplemental guarantor / non-guarantor financial information as to which the date is August 6, 2010, relating to the financial statements of Cloud Peak Energy Resources LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
August 6, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM